SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 1.01. Entry into a Material Definitive Agreement

On April 12, 2005, PRIMEDIA Inc. (the “Company”) approved a long-term compensation plan (the “LT Plan”) and an incentive plan (the “Incentive Plan”) for certain senior executives of Haas Publishing Companies, Inc., a wholly owned subsidiary of the Company. Each of the LT Plan and the Incentive Plan are summarized on Exhibits 99.1 and 99.2, respectively, to this Report on Form 8-K

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Haas Publishing Companies, Inc. 2005-2007 Long-Term Plan

Exhibit 99.2 Auto and New Home Guide Launch Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	April 12, 2005	/s/ Beverly C. Chell
Beverly C. Chell
Vice Chairman and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Haas Publishing Company 2005-2007 Long-Term Plan
99.2	Auto and New Home Guide Launch Incentive Plan